Exhibit (h)(2)(v)

AMENDMENT #2

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment #2 to Transfer Agency and Service Agreement (the “Amendment”) effective as of the 21st day of May, 2008, between Westcore Trust, a Massachusetts business trust (the “Fund”) and ALPS Fund Services, Inc., a Colorado corporation (the “Transfer Agent”).

WHEREAS, the Fund and the Transfer Agent had previously entered into that certain Transfer Agency and Service Agreement, dated October 13, 2003, as amended (the “Agreement”); and

WHEREAS, the Fund and the Transfer Agent wish to amend the Agreement to include a new series of the Fund named the Micro-Cap Opportunity Fund.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.         The parties agree to delete Schedule A in its entirety and replace it with a new Schedule A (Fund List) attached hereto.

2.         Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

3.         The validity and effect of this Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Colorado.

4.         This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

WESTCORE TRUST	ALPS FUND SERVICES, INC.

By: /s/ Jasper R. Frontz	By: /s/ Jeremy O. May
Name: Jasper R. Frontz	Name: Jeremy O. May
Title: Treasurer	Title: Chairman

SCHEDULE A

FUND LIST

Black Rock Money Market Portfolio

Growth Fund

Plus Bond Fund

MIDCO Growth Fund

Blue Chip Fund

Small Cap Opportunity Fund

Flexible Income Fund

Colorado Tax Exempt Fund

Mid Cap Opportunity Fund

International Frontier Fund

Select Fund

Small Cap Value Fund

Micro-Cap Opportunity Fund